SUBSIDIARIES OF THE REGISTRANT

                                  EXHIBIT 21.1



Name of Subsidiary of Aearo Corporation    State or Other Jurisdiction of
                                                 Incorporation
-----------------------------------------  -----------------------------------

Aearo Company                              Delaware
Cabot Safety Intermediate Corporation      Delaware
CSC FSC, Inc.                              Virgin Islands
Aearo Canada Ltd.                          Canada
Aearo SRL                                  Italy
Aearo Proteccion Laboral SA                Spain
Aearo SARL                                 France
Aearo LPE Holding SARL                     France
Aearo do Brasil Ltda.                      Brazil
Aearo Peltor AB                            Sweden
Peltor Holding AB                          Sweden
Peltor AB                                  Sweden
Aearo Ltd.                                 United Kingdom
Peltor Ltd.                                United Kingdom
Aearo GMBH                                 Germany
Peltor SARL                                France
Peltor Forvaltnings AB                     Sweden
Peltor Communications A/S                  Norway
Peltor AG                                  Switzerland